Exhibit 99.1

TransDigm Group Incorporated Announces Successful Completion of

Incremental Term Loan, Notes Offering and Special Cash Dividend of $22 Per Share

Cleveland, Ohio, July 3, 2013/PRNewswire / — TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG) announced today that its wholly-owned subsidiary, TransDigm Inc. (the “Company”), received the funding of an additional incremental term loan of $900 million at a current interest rate of approximately 3.8% and that it has successfully completed its previously announced offering of $500 million aggregate principal amount of 7.5% senior subordinated notes due 2021 (the “Notes”). These transactions yield an approximate weighted average current interest rate of 5% on the new debt, modestly lower than our existing debt.

TransDigm Group also announced that its board of directors has authorized and declared a special cash dividend of $22.00 on each outstanding share of common stock and cash dividend equivalent payments under certain of its stock option plans. The record date for the special dividend is July 15, 2013, and the payment date for the dividend is July 25, 2013.

W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer, stated, “This special dividend is part of our ongoing efforts to allocate our capital in order to create value for our shareholders. We believe the market conditions and other factors gave us a unique opportunity to accelerate returns to our shareholders by this special dividend. The combination of a cash balance anticipated to be over $450 million at September 30, 2013; an available revolver of approximately $300 million; additional capacity under our amended credit agreement; and expected strong quarterly cash generation in fiscal 2013 and fiscal 2014, give us adequate financial capacity to meet our likely range of operating and acquisition needs.”

The Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act, applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol

Investor Relations

(216) 706-2945

ir@transdigm.com

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